                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                                MK GOLD COMPANY
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------

     (3) Filing Party:

     -------------------------------------------------------------------------

     (4) Date Filed:

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Notes:

            NOTICE OF ANNUAL MEETING OF STOCKHOLDERS - JUNE 7, 2000



To the Stockholders of MK Gold Company:

   You are cordially invited to attend the Annual Meeting of Stockholders of MK Gold Company (the "Company") to be held at the Wyndham Hotel, 215 W. South Temple, Salt Lake City, Utah, on Wednesday, June 7, 2000, at 11:30 a.m., for the following purposes:

   1. To elect two directors of the Company.

   2. To consider a proposal to amend the Certificate of Incorporation of the Company to increase the authorized shares of common stock of the Company from 40 million to 80 million.

   3. To transact such other business as may properly come before the meeting.

   Stockholders of record at the close of business on April 20, 2000 are entitled to notice of and to vote at the meeting and at any and all adjournments or postponements thereof. If you are unable to attend the meeting in person, you are urged to sign, date and return the enclosed proxy as it is necessary that holders of a majority of the outstanding shares be present, in person or by proxy, in order to obtain a quorum for the meeting. The proxy may be returned in the accompanying, self-addressed envelope which requires no postage if mailed in the United States.

Dated: April 28, 2000



                              BY ORDER OF THE BOARD OF DIRECTORS
                              John C. Farmer
                              Chief Financial Officer and Secretary



                                 ____________________

   The Company's Annual Report is being mailed to stockholders and accompanies these proxy materials. The Annual Report contains financial and other information about the Company, but is not incorporated in the Proxy Statement and is not to be deemed a part of the proxy soliciting material.

                                MK GOLD COMPANY
                         60 E. South Temple, Suite 2100
                          Salt Lake City, Utah  84111
                              ____________________

                                PROXY STATEMENT
                         Annual Meeting of Stockholders
                                  June 7, 2000
                              ____________________

                              GENERAL INFORMATION

   This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of MK Gold Company, a Delaware corporation ("MK Gold" or the "Company"), to the holders of the Company's common stock, par value $.01 per share ("Common Stock"), for use at its Annual Meeting of Stockholders to be held at the Wyndham Hotel, 215 W. South Temple, Salt Lake City, Utah, on Wednesday, June 7, 2000, at 11:30 a.m., and at any and all adjournments or postponements thereof. Any proxy delivered pursuant to this solicitation may be revoked by the person giving it at any time prior to the exercise thereof (i) by filing a revocation instrument with the Secretary of the Company, (ii) by delivering a duly executed proxy bearing a later date, or (iii) by appearing at the meeting and voting in person.

   This Proxy Statement and the related proxy are first being mailed to stockholders commencing on or about April 28, 2000.

   Voting Rights and Vote Required. Stockholders of record on April 20, 2000, the record date, are entitled to vote at the meeting. As of April 20, 2000, 37,320,000 shares of Common Stock were outstanding and entitled to vote.

   The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding at the close of business on April 20, 2000 will constitute a quorum. Under the Delaware General Corporation Law and the Company's Certificate of Incorporation, for each share of Common Stock held, each stockholder is entitled to cast one vote for each nominee for each of the two directorships to be filled. On all other matters each stockholder is entitled to cast one vote for each share of Common Stock held. The two nominees for director receiving the highest number of votes cast will be elected whether or not any one of them receives the vote of a majority of the shares represented and entitled to vote at the meeting. Approval of the proposed amendment to the Certificate of Incorporation of the Company will require the affirmative vote of a majority of the shares of Common Stock entitled to vote. Approval of each of the other business items will require the affirmative vote of a majority of the shares of Common Stock represented and entitled to vote at the meeting. Abstentions are counted for purposes of determining the number of shares represented and entitled to vote at the meeting. However, abstentions are not counted in determining the number of shares voting "FOR" an item of business and, therefore, have the same effect as a vote "AGAINST" a business item. Broker non-votes are counted for purposes of determining the number of shares represented and entitled to vote at the meeting; however, the shares represented thereby are not voted and do not represent a vote either "FOR" or "AGAINST" an item of business.

   Voting of Proxies. The shares of Common Stock represented by all properly executed proxies received in time for the meeting will be voted in accordance with the directions given by the stockholders. If no instructions are given, the shares will be voted FOR each of the nominees named herein, or their respective substitutes, as directors.

   Management knows of no business to be brought before the meeting other than the matters described in this Proxy Statement. However, if any other matters are properly presented for action, it is the intention of the proxy holders named in the enclosed proxy to vote on such matters in accordance with their discretion pursuant to such proxy.

   Tabulation. Pursuant to the by-laws and policies of the Company, representatives of ChaseMellon Shareholder Services, L.L.C. have been appointed to serve as independent Inspectors of Election to supervise the voting of the shares for the Annual Meeting of Stockholders. The Inspectors of Election will decide all questions respecting the qualification of voters, the validity of the proxies and the acceptance or rejection of votes. None of the Inspectors of Election is an officer, employee or stockholder of the Company.

                           BUSINESS TO BE TRANSACTED

1. ELECTION OF DIRECTORS

   The Board of Directors of the Company is divided into three classes: Class I, Class II and Class III, each class as nearly equal in number as possible. Each class serves three years, with terms of office of the respective classes expiring in successive years. The two current Class II directors, whose terms expire in 2000, are being proposed for election for new three-year terms (expiring in 2003) at the Annual Meeting. The proxies solicited hereby cannot be voted to elect more than two directors at the Annual Meeting.

   It is the intention of the proxy holders named in the enclosed proxy to vote such proxies for the two nominees first named below, both of whom currently are directors, to hold office until the 2003 Annual Meeting or until their successors are elected and qualified. Leucadia National Corporation ("Leucadia") owns approximately 72.6% of the outstanding shares of Common Stock. Leucadia has informed the Company that it intends to vote for the two nominees first named below.

   Certain information regarding the nominees for director and directors continuing in office is set forth below.

     Class II - Nominees for election to serve  until the 2003 Annual Meeting of
                                 Stockholders:

   Robert V. Hansberger, 79, was elected to the Board in 1993. Mr. Hansberger served as Chairman of the Board from February 1995 to June 1998. Mr. Hansberger has served as the Chairman and Chief Executive Officer of Futura Corporation and its subsidiaries and affiliates since 1972. He also serves as Chairman of the Board for Primary Health, Inc., and as a director for a number of other companies, including SCP Technologies and Building Materials Holding Company. Mr. Hansberger serves as Chairman of the Compensation Committee and serves on the Audit Committee and the Executive Committee of the Board of Directors.

   Robert S. Shriver, 45, was elected to the Board in 1993. Mr. Shriver has served as the Executive Director of Special Olympics Productions, Los Angeles, California, and as a financial advisor/investor since 1990. He also serves as a Director for MacAndrews & Forbes, Inc., and MAFCO Holdings, Inc. Mr. Shriver serves on the Compensation and Audit Committees of the Board of Directors.

                The Board of Directors Unanimously Recommends a
                 Vote "FOR" the Two Nominees Set Forth Above.

     Class I - Directors whose terms continue until the 2001 Annual Meeting of
                                 Stockholders:

   Ian M. Cumming, 59, was appointed to the Board in June 1995. Mr. Cumming has served as a Director and Chairman of the Board of Directors of Leucadia since 1978. He also serves as a Director for Skywest, Inc., Allcity Insurance Company and HomeFed Corporation. Mr. Cumming serves on the Executive and Audit Committees of the Board of Directors.

   Joseph S. Steinberg, 56, was appointed to the Board in June 1995. Mr. Steinberg has served as a Director of Leucadia since 1978 and as President since 1979. He also serves as a Director for Allcity Insurance Company, Jordan Industries, Inc., and HomeFed Corporation.

   G. Frank Joklik, 71, was appointed to the Board in June 1995, and became Chairman of the Board of Directors of the Company on June 30, 1998. Mr. Joklik served as President and Chief Executive Officer of the Company from November 1, 1995 through June 30, 1998. Concurrent with his appointment as Chairman of the Board, Mr. Joklik took a leave of absence from his position as President and Chief Executive Officer of the Company in order to fulfill his responsibilities to the Salt Lake Organizing Committee for the 2002 Olympic Winter Games. Mr. Joklik returned from leave of absence to his position as Chief Executive Officer during the second quarter of 1999. Prior to joining the Company, Mr. Joklik was the President and Chief Executive Officer of Kennecott Corporation from 1980 to June 1993, when he retired from Kennecott. Mr. Joklik also serves as a Director for First Security Corporation and Cleveland Cliffs Inc. He currently serves on the Executive Committee of the Board of Directors.

     Class III - Directors whose terms continue until the 2002 Annual Meeting of
                                 Stockholders:

   Thomas E. Mara, 54, was elected to the Board on February 10, 2000. Mr. Mara has served as Executive Vice President of Leucadia since 1980 and as Treasurer since 1993. He also serves as a Director for Allcity Insurance Company.

   James P. Miscoll, 65, was elected to the Board in 1993. Mr. Miscoll served as Vice Chairman, Bank of America from 1985 to 1992, when he retired from that position. Mr. Miscoll also serves as a Director for American International Group, Inc. (senior advisor), Motive Industries, Inc., 20th Century Industries and US Foodservice, Inc. Mr. Miscoll serves as Chairman of the Audit Committee and serves on the Compensation Committee of the Board of Directors.

   If it is determined prior to the meeting that any nominee will be unable to serve as a Director, the proxy holders reserve the right to substitute a nominee and vote for another person of their choice in the place and stead of any nominee unable so to serve, unless the Board of Directors reduces the size of the membership of the Board of Directors prior to the Annual Meeting to eliminate the position of any such nominee.

2. PROPOSAL TO AMEND CERTIFICATE OF INCORPORATION

   On February 10, 2000, the Board of Directors unanimously adopted a resolution that a proposal to amend the Certificate of Incorporation of the Company to increase the number of authorized shares of Common Stock from 40 million to 80 million be submitted to the stockholders of the Company. The Board of Directors recommends that the stockholders approve the proposed amendment for the reasons discussed below.

   Of the 40 million shares of Common Stock currently authorized, 37,320,000 shares are issued and outstanding, and all of the remaining shares are reserved for issuance under the Company's Stock Incentive Plan and Stock Option Plan for Non-Employee Directors. The proposed amendment will provide the Company with additional authorized and unissued shares of Common Stock, which may be used for various corporate purposes, including financing, business combination and acquisition transactions; stock splits and stock dividends; stock incentive and compensation plans or programs; and other business purposes. If the proposed amendment is approved, the increased number of authorized shares of Common Stock will be available for issuance from time to time for such purposes and for such consideration as the Board of Directors may approve; no further vote of the stockholders of the Company will be required for such issuance, except as may be provided for under applicable law or the rules of any stock exchange or other market system on which the Common Stock may then be listed or traded. The availability of additional shares for issuance without the necessity of stockholder approval will provide the Company with greater flexibility in acting upon proposed transactions. The Company currently has no plans to issue additional shares of Common Stock.

   The shares authorized pursuant to the proposed amendment would be identical to the shares of Common Stock currently authorized. Holders of Common Stock do not have preemptive rights to subscribe to additional securities that may be issued by the Company. The authorization of additional shares of Common Stock pursuant to the proposed amendment will not, by itself, have any effect on the rights of existing stockholders. The issuance of such shares, however, could dilute the rights of existing stockholders.

   Because the proposed amendment would allow the Company to issue a significant number of shares of Common Stock in connection with future transactions, it is possible that a change in control of the Company could occur. However, no such transactions are contemplated at this time.

   The proposed amendment is not intended to have any anti-takeover effect and is not part of any series of anti-takeover measures. Nevertheless, the availability of additional authorized but unissued shares of Common Stock could make any attempt to gain control of the Company or the Board of Directors more difficult. The Company is not aware of any proposed attempt to take over the Company.

             The Board of Directors Unanimously Recommends a Vote
                         "FOR" the Proposed Amendment.

                INFORMATION CONCERNING THE BOARD OF DIRECTORS,
                  BOARD COMMITTEES AND DIRECTOR COMPENSATION

Board Committees and Meetings

   The current committees of the Company's Board of Directors include an Executive Committee, a Compensation Committee and an Audit Committee. These committees are further described below.

     Executive Committee. The Executive Committee is responsible for overseeing the management of the business and affairs of the Company and has such additional authority as may be granted to it from time to time by the Board of Directors. The Executive Committee meets at such times as may be deemed necessary by the Board of Directors or the Committee. The current members of the Executive Committee are Robert V. Hansberger, Ian M. Cumming and G. Frank Joklik. No meetings of the Executive Committee were held during 1999.

     Compensation Committee. The Compensation Committee reviews and adjusts the salaries of the principal officers and key executives of the Company. The Compensation Committee also administers the Company's benefit plans. The Compensation Committee meets at such times as may be deemed necessary by the Board of Directors or the Committee. The current members of the Compensation Committee are Robert V. Hansberger (Chairman), James P. Miscoll and Robert S. Shriver. The Compensation Committee held one meeting during 1999.

     Audit Committee. The primary function of the Audit Committee is to facilitate communications among outside auditors and the Board of Directors. The Audit Committee also reviews financial statements, internal controls, and procedures and the scope and results of audits. The Audit Committee meets at such times as may be deemed necessary by the Board of Directors or the Committee. The current members of the Audit Committee are James P. Miscoll (Chairman), Ian M. Cumming, Robert V. Hansberger, and Robert S. Shriver. The Audit Committee held one meeting during 1999.

   The Board of Directors held a total of three meetings during 1999. During 1999, each incumbent director attended 75% or more of the total number of meetings of the Board and the committees of the Board on which he served that were held during the periods he served, except that during such period Mr. Shriver attended one of the three meetings of the Board of Directors.

Director Compensation

   Cash Compensation. Directors receive a fee of $7,500 per year, plus $500 for each Board meeting attended, and $250 for each standing committee meeting attended. While on leave of absence, Mr. Joklik received an annual fee of $20,000, payable quarterly, for his services as Chairman of the Board of Directors. Directors are also reimbursed by the Company for reasonable and necessary expenses incurred in connection with their services as Directors of the Company. The Company does not have any consulting agreements with its Directors and no Director received compensation for consulting services during 1999.

   Stock Option Plan for Non-Employee Directors. The Company has a Stock Option Plan for Non-Employee Directors, the purpose of which is to encourage the highest level of performance from those members of the Board of Directors who are not employees of the Company by providing such non-employee Directors with a proprietary interest in the financial success of the Company. Under the plan, non-employee Directors are granted discounted options to purchase shares of Common Stock. The plan was amended at the 1994 Annual Meeting to increase the number of options granted to each Non-Employee Director from 15,000 to 30,000. Following such amendment, the Company's nonemployee Directors held options as follows: (i) James P. Miscoll -- 30,000 shares; (ii) Robert V. Hansberger -- 15,000 shares; and (iii) Robert S. Shriver -- 15,000 shares. Messrs. Shriver and Hansberger declined to accept the additional option grant of 15,000 shares authorized at the 1994 Annual Meeting. Upon their election to the Board of Directors in June 1995, each of Messrs. Cumming and Steinberg were granted an option under the Stock Option Plan for Non-Employee Directors to purchase 30,000 shares of Common Stock. Upon his election to the Board of Directors in February 2000, Mr. Mara was granted options under the Stock Option Plan for Non-Employee Directors to purchase 30,000 shares of Common Stock.

   With respect to the foregoing options, options for 15,000 shares were granted to each of Messrs. Hansberger, Shriver and Miscoll on December 17, 1993 at an exercise price of $3.09375 per share, all of which, as of the date of this

Proxy Statement, have vested in accordance with their terms. In addition, options for 15,000 shares were granted to Mr. Miscoll on July 14, 1994, at an exercise price of $2.71880 per share, all of which, as of the date of this Proxy Statement, have vested in accordance with their terms. Options for 30,000 shares were granted to each of Messrs. Cumming and Steinberg on June 6, 1995, at an exercise price of $1.81 per share, all of which, as of the date of this Proxy Statement, have vested in accordance with their terms. Options for 30,000 shares were granted to Mr. Mara on February 28, 2000, at an exercise price of $.4925 per share, none of which, as of the date of this Proxy Statement, have vested.

   The purchase price per share for shares covered by each option award under the Stock Option Plan for Non-Employee Directors is equal to 50% of the fair market value per share of Common Stock on the date of grant. Options granted under the plan are non-transferable and non-assignable by the participant other than by will or by the laws of descent and distribution. The options granted under the plan vest over a three-year period in annual increments of one-third on each anniversary of the date of grant for participants who continue to serve on the Board of Directors. If a participant ceases to be a member of the Board of Directors for any reason except termination for cause, all vested options then held are exercisable for a period of three years and all unvested options terminate 30 days after the participant ceases to be a member of the Board of Directors. If a participant is terminated for cause, all vested options are exercisable for a period of 30 days and all unvested options automatically terminate.

   Certain options held by a former director of the Company remain outstanding, including options for 15,000 shares of Common Stock at an exercise price of $3.09375 and options for 15,000 shares of Common Stock at an exercise price of $2.71880, all of which have vested in accordance with their terms. Unless exercised, these options will expire on August 30, 2002.

                      EXECUTIVE OFFICERS OF THE REGISTRANT

     Following is a schedule of names and certain information regarding all of the executive officers of the Company, as of April 20, 2000:

     Name                 Age  Position

     G. Frank Joklik      71   Chairman of the Board and Chief Executive Officer

     Donald L. Babinchak  64   President

     James G. Baughman    43   Exploration Manager

     John C. Farmer       50   Chief Financial Officer and Secretary

     Larry L. Lackey      64   Director Exploration

     Thomas G. White      56   Manager of Operations


     G. Frank Joklik became Chairman of the Board of Directors of the Company on June 30, 1998, and has been a director since June 6, 1995. Mr. Joklik served as President and Chief Executive Officer of the Company from November 1, 1995 through June 30, 1998. Concurrent with his appointment as Chairman of the Board, Mr. Joklik took a leave of absence from his position as President and Chief Executive Officer of the Company in order to fulfill his responsibilities to the Salt Lake Organizing Committee for the 2002 Olympic Winter Games. Mr. Joklik returned from leave of absence to his position as Chief Executive Officer during the second quarter of 1999. Prior to joining the Company, Mr. Joklik was the President and Chief Executive Officer of Kennecott Corporation.

     Donald L. Babinchak has served as President of the Company since June 30, 1998. Mr. Babinchak has also served as the Director of Human Resources of the Company since March 25, 1996. Mr. Babinchak was formerly Vice President of Human Resources and Administration of Kennecott Corporation.

     James G. Baughman has been the Company's Exploration Manager since September 15, 1996 and an officer of the Company since March 21, 1997. Prior to joining MK Gold, Mr. Baughman was a field and staff geologist for a number of companies at locations in the lower United States, Alaska, Mongolia and South America.

     John C. Farmer was appointed Chief Financial Officer of the Company on June 30, 1998. Mr. Farmer has also served as the Company's Controller, Treasurer and Secretary since April 25, 1996. Mr. Farmer was formerly the Chief Financial Officer of Dyno Nobel Inc.

     Larry L. Lackey has been Director Exploration for MK Gold since October 1, 1999. Mr. Lackey has also served as the Company's Chief Geologist since August 23, 1995. He was formerly Regional Vice President-Central America and the Caribbean for Independence Mining Company, Inc.

     Thomas G. White has been the Manager of Operations and Vice President for MK Gold since October 8, 1993. Prior to joining MK Gold, Mr. White served as a Mining Executive for the gold operations of Homestake Mining Co., located in San Francisco, California.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information regarding persons known by the Company to beneficially own, as defined by Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), more than 5% of Common Stock as of April 20, 2000, based solely on information regarding such ownership available to the Company in filings by such beneficial owners with the SEC on Schedules 13D and 13G. The following table also sets forth information regarding beneficial ownership of Common Stock as of April 20, 2000 by the Directors and the Named Executive Officers (as defined below) and by the Directors and Executive Officers as a group. Except as set forth in the footnotes below, all such persons possess sole voting and investment power with respect to the shares listed.

-----------------------------------------------------------------------------------------------------
       (1)                                             (2)                  (3)              (4)
                                                Number of Shares
                                                   and Nature        Right to Acquire     Percent
Name and Address                                 of Beneficial      Within 60 Days of        Of
of Beneficial Owner                               Ownership(a)        April 20, 2000      Class(b)
-----------------------------------------------------------------------------------------------------
Certain Beneficial Owners:
--------------------------
Leucadia National Corporation
315 Park Avenue South
New York, NY  10010                               27,088,135                    -          72.6

Group consisting of:
  Special Situations Fund III, L.P.,
  Special Situations Cayman Fund, L.P.,
  MGP Advisors Limited Partnership,
  AWM Investment Company, Inc.
  Austin W. Marxe and
  David Greenhouse
  153 East 53 Street                               2,897,500                    -           7.8
  New York, New York 10022(c)

Directors:
----------
R.V. Hansberger(d)                                    16,000               15,000             *
T.E. Mara                                                  -                    -             -
J.P. Miscoll(e)                                       82,100               30,000             *
R.S. Shriver                                          60,000               15,000             *
I.M. Cumming(f)                                       30,000               30,000             *
J.S. Steinberg(g)                                     30,000               30,000             *
G.F. Joklik                                        1,000,000              900,000           2.7

Nondirector Named Executive Officers:
-------------------------------------
D.L. Babinchak                                       222,500              212,500             *
T.G. White                                           131,575              125,000             *

All Directors and Executive Officers as a Group
-----------------------------------------------
(12 persons)                                       2,091,175            1,832,500           5.6
------------

-------------------
     * Less than 1%

(a) Amounts in Column 2 include shares listed in Column 3. For purposes of this table, shares are considered to be "beneficially" owned if the person directly or indirectly has the sole or shared power to vote or direct the voting of the securities or the sole or shared power to dispose of or direct the disposition of the securities. Shares are also considered "beneficially owned" if a person has the right to acquire the beneficial ownership of the shares within 60 days of April 20, 2000. Unless otherwise indicated in these footnotes, each stockholder has sole voting and investment power with respect to the shares beneficially owned.

(b) The percentages shown are calculated based upon the shares indicated in column (2).

(c) According to a Statement on Schedule 13G dated March 1, 2000, 2,897,500 shares are beneficially owned by Austin W. Marxe and David Greenhouse, which consist of 2,174,500 shares beneficially owned by Special Situations Fund III, L.P. and 723,000 shares beneficially owned by Special Situations Cayman Fund, L.P.

(d) Mr. Hansberger shares voting and dispositive power as to 1,000 such shares with his wife.

(e) Includes 52,100 shares beneficially owned by the J. P. Miscoll and I. Miscoll Trust, dated November 11, 1991, Ingeburg Miscoll, Trustee.

(f) By virtue of Mr. Cumming's approximately 17.9% interest in the common shares of Leucadia, Mr. Cumming may be deemed to be the beneficial owner of the shares of Common Stock owned by Leucadia.

(g) By virtue of Mr. Steinberg's approximately 16.4% interest in the common shares of Leucadia, Mr. Steinberg may be deemed to be the beneficial owner of the shares of Common Stock owned by Leucadia.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's Executive Officers and Directors, and persons who beneficially own more than 10% of the outstanding shares of Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and furnish the Company with copies. Based solely upon a review of the copies of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that for the year ended December 31, 1999 all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis.

                        CHANGE IN CONTROL OF THE COMPANY

     Pursuant to a Stock Purchase Agreement dated September 1, 1999 (the "Stock Purchase Agreement") between the Company and Leucadia, Leucadia agreed to purchase, subject to certain conditions, and the Company agreed to sell, subject to certain conditions, 18,058,635 authorized but unissued shares of Common Stock of the Company (the "Shares") at the price of $0.8753 per share, representing the book value of the Shares at June 30, 1999.

     The purpose of the sale of the Shares to Leucadia was to provide the Company with a portion of the funds necessary for the Company to acquire the entire share capital and subordinated debt of Riomin Exploraciones SA. Because funding for this acquisition was required before the sale of the Shares could be completed, Leucadia loaned $15,806,723 to the Company pursuant to a Promissory Note dated September 1, 1999 (the "Promissory Note"). Leucadia informed the Company that its source of funding of this loan was its working capital.

     On October 5, 1999, the Company and Leucadia received notice of termination of all applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. On October 8, 1999, Leucadia purchased the Shares and delivered the Promissory Note to the Company under the Stock Purchase Agreement.

     After its purchase of the Shares, Leucadia beneficially owned 27,058,635 shares of Common Stock, representing approximately 72.5% of the Common Stock outstanding. As of April 20, 2000, Leucadia owned 27,088,135 shares of Common Stock, representing 72.6% of the Common Stock outstanding.

                             EXECUTIVE COMPENSATION

     The following table sets forth certain summary information concerning compensation paid by the Company and its subsidiaries to, or accrued by, the Chief Executive Officer, the President and the Manager of Operations and Vice President of the Company (collectively, the "Named Executive Officers") for the years ended December 31, 1999, 1998 and 1997. No other executive officer of the Company received a total annual salary and bonus in excess of $100,000 during these periods.

                           Summary Compensation Table

                                                                               Long Term Compensation
                                                                        ------------------------------------
                                       Annual Compensation                     Awards               Payouts
                                   ----------------------------------------------------------------------------------------

                                                       Other                       Securities
Name and               Fiscal                            Annual       Restricted     Underlying                  All
Principal               Year                             Compen-        Stock         Options/       LTIP       Other
Position               Ended       Salary     Bonus     sation(1)      Award(s)         SARs        Payouts     Comp.
                                     ($)       ($)         ($)           ($)            (#)           ($)        ($)
-------------------------------------------------------------------------------------------------------------------------

G. Frank Joklik       12/31/99     73,269       -          2,482          -                 -          -       18,846(2)
  Chief Executive     12/31/98     80,769       -          2,612          -                 -          -       11,842
    Officer           12/31/97    150,000       -          4,078          -                 -          -          646

Donald L. Babinchak   12/31/99    140,231       -          3,656          -                 -          -        5,395(3)
  President           12/31/98    126,692       -          4,851          -            75,000          -        3,958
                      12/31/97     70,385       -          4,078          -                 -          -        1,350


Thomas G. White       12/31/99    128,000       -              -          -                 -          -        5,051(4)
  Manager of          12/31/98    128,616       -              -          -                 -          -        4,093
    Operations and    12/31/97    120,000       -              -          -            25,000          -        3,403
    Vice President

-------------

(1) Amounts in this column consist of amounts paid to Mr. Joklik and Mr. Babinchak in lieu of medical insurance coverage.

(2) Consists of $10,000 for services as Chairman of the Board, which is also described in "Director Compensation," 401(k) matching contributions of $1,894 and life insurance premiums of $6,952.

(3) Consists of 401(k) matching contributions of $3,598 and life insurance premiums of $1,797.

(4) Consists of 401(k) matching contributions of $3,200 and life insurance premiums of $1,851.

Stock Options

     No options to purchase Common Stock were granted to the Named Executive Officers during 1999. The Company has never granted any freestanding stock appreciation rights. None of the Named Executive Officers exercised any options during 1999.

     The following table provides information as to options exercised by each of the Named Executive Officers during 1999, and the value of options held by such Executives at December 31, 1999 measured in terms of the average sale price reported for Common Stock on December 31, 1999 ($0.9375, as reported on the OTC Bulletin Board).

              Aggregated Option/SAR Exercises in Last Fiscal Year
                          and FY-End Option/SAR Values

                        Shares                      Number of Securities           Value of Unexercised
                       Acquired                    Underlying Unexercised      In-the-Money Options/SARs at
                          On           Value     Options/SARs at FY-End (#)             FY End ($)
Name                 Exercise (#)    Realized    Exercisable/Unexercisable      Exercisable/Unexercisable)
----                 ------------    --------    --------------------------    ----------------------------
G. Frank Joklik           -             -               900,000/0                           0/0
Donald L. Babinchak       -             -               212,500/37,500                  4,688/4,688
Thomas G. White           -             -               125,000/0                           0/0


Employee Incentive Compensation and Savings Plans

     Executive Incentive Plan. The Company has an Executive Incentive Plan whereby key officers and employees of the Company may earn bonuses. Participants in the Executive Incentive Plan are selected by the Compensation Committee based on their level of responsibility, salary, and past and prospective contributions to the business and growth of the Company. Bonus payments are determined by MK Gold's Compensation Committee.

     Under the Executive Incentive Plan, cash awards may be made to individuals from an award fund established annually by the Company. The amount of the award fund will be based on criteria established by the Compensation Committee. The criteria may be described in terms of Company-wide objectives, such as net income, return on capital and cash flow, or such other or similar objectives which are related to performance. The amount of the award fund for any year may not in any event exceed 9.55% of the Company's net profit after taxes for such year. Each participant potentially may receive an award from the award fund up to a specified percentage of the participant's base salary, which percentage generally ranges from 20% to 50% depending on the participant's base salary and the participant's organizational duties. The Compensation Committee may modify individual awards but in no event may the Compensation Committee increase by more than 50% the award otherwise payable. Awards are subject to forfeiture if a participant's employment terminates prior to receipt of the award unless termination is due to retirement, death, permanent disability or, after a change in control of the Company, termination is by the Company for Cause (as defined in the plan) or is by the participant without Good Reason (as defined in the plan). No awards were made under the Executive Incentive Plan for the year ended December 31, 1999.

     Long-Term Incentive Plan. The Company has a Long-Term Incentive Plan whereby officers and employees of the Company may earn bonuses. Under the Long-Term Incentive Plan, cash awards may be made dependent on a comparison of the Company at the end of an initial 3-year period (ended December 31, 1996) and each rolling 3-year period thereafter against total shareholder return for other companies in the same industry. In the event of a change in control of the Company (as defined in the plan), each active participant would be entitled to receive a pro rata portion of the benefit payable under the plan for any pending performance period (based on 30-day average closing prices as of the month immediately preceding the month in which the change in control occurs) as soon as practicable following such change in control. No awards have been made under this Plan.

     Stock Incentive Plan. The Company has a Stock Incentive Plan, pursuant to which awards of stock options, stock appreciation rights and restricted stock may be made to officers and key employees. The Stock Incentive Plan is administered by the Compensation Committee, no voting member of which may be an employee of the Company or be eligible to receive awards under the Stock Incentive Plan. A maximum of 2,500,000 shares of Common Stock are authorized to be issued pursuant to the Stock Incentive Plan. As of April 1, 2000, awards covering 2,141,266 shares of Common Stock were outstanding under the Stock Incentive Plan and 352,534 shares were available for awards under the Stock Incentive Plan. Under the Stock Incentive Plan, awards are not considered to have been made with respect to options or stock appreciation rights that terminate without being exercised.

     Awards of restricted stock are subject to vesting requirements, and shares of restricted stock generally are not permitted to be sold, pledged, or otherwise disposed of during the period in which the restrictions exist. Shares of restricted stock otherwise carry full voting and dividend rights from the date of the award. Options awarded pursuant to the Stock Incentive Plan are subject to vesting requirements. Generally, the exercise price of all options granted under the Stock Incentive Plan are not less than the market price at the date of grant or the average market price over a period preceding or following the date of grant as specified in the option.

   Generally, options awarded under the Stock Incentive Plan have a term of 10 years, subject to acceleration in the event of a change in the control of the Company and in certain other events, including retirement after age 65, death, and disability. Pursuant to the Stock Incentive Plan, the Compensation Committee will review from time to time and may revise any of the foregoing vesting or other requirements as they apply to eligible participants.

   Savings Plan. The Company has adopted a tax-qualified retirement plan ("Savings Plan") with a salary deferral feature within the meaning of Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"). Employees of the Company and of certain affiliates are eligible to participate in the Savings Plan, provided, among other things, that they are at least 21 years of age and U.S. citizens or lawfully admitted residents.

   Pursuant to the salary deferral feature of the Savings Plan, each participant may elect to reduce his or her compensation by between 1% and 15%, but not more than $10,000 (for 2000) per year, adjusted for changes in the cost of living and subject to non-discrimination limits under the Code. The Company will contribute these compensation deferrals to the Savings Plan. The Company has also agreed to match 50% of the first 5% of eligible employee compensation deferrals to the Plan ("Company Matching Contributions"). The Company retains the right to make additional non-elective Company contributions to help satisfy federal non-discrimination requirements.

   Savings Plan deferrals (including Company Matching Contributions) are allocated to accounts in the name of the participants and invested at their direction in investment funds which have been chosen by the savings plan committee under the Savings Plan.

   A participant's retirement benefit under the Savings Plan is dependent upon the participant's vested account balance at the time of distribution. The value of such account is dependent upon how well the participant invests his or her deferrals (including Company Matching Contributions) over the period of time he or she participates in the Savings Plan. Compensation deferrals are always fully vested. Company Matching Contributions are fully vested upon completion of one year of service, or attainment of age 65, death or total disability.

   Distribution of the vested balance of a participant's account is to be made in a single cash payment within one year after termination of employment, reaching age 65 or death, unless the account balance exceeds $5,000, in which case distribution is made at age 65 or earlier if the participant consents.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

   The Compensation Committee is comprised entirely of non-employee Directors, who make independent decisions with respect to executive compensation. Compensation of the top executive officers (including the Named Executive Officers) is reviewed at least annually by the Compensation Committee.

Compensation Policy Applicable to Officers and Key Executives

   The goal of the Compensation Committee is to create compensation packages for officers and key executives which will attract, retain and motivate executive personnel who are capable of achieving the Company's short-term and long-term financial and strategic goals. Compensation packages are designed to combine a mixture of short-term and long-term incentives tied to Company performance as described more particularly below. In exercising its responsibilities, the Compensation Committee seeks to encourage management to achieve the Company's short-term and long-term financial and strategic objectives, including maximizing long-term value for stockholders. Through the implementation of its compensation policies, the Compensation Committee believes it can motivate management to consider the Company's short-term and long-term objectives, such as the Company's financial performance and stock price appreciation, by rewarding the Company's key officers and executives upon achieving such objectives.

Executive Compensation Policies

   Executive compensation at the Company is made up of three elements: (i) base salary, (ii) bonuses (short-term and long-term incentives) and (iii) grants of equity-based compensation (e.g., stock options and restricted stock).

   Base Salary. The base salaries of the executive officers of the Company are determined by the Compensation Committee on the basis of each executive officer's responsibilities, with consideration given to the base salaries of executive officers of comparable companies. Cost of living adjustments were applied to the base salaries of certain executive officers during 1999.

   Bonuses. In addition to base salary, key officers and employees are eligible to receive bonuses under the Company's Executive Incentive Plan and Long-Term Incentive Plan. Bonuses under the Company's Executive Incentive Plan are determined by the Compensation Committee within the parameters of the Executive Incentive Plan. The Plan requires the establishment of an award fund which shall not exceed 9.55% of the Company's net profits after taxes for the year. This fund is allocated to Company officers and executives in accordance with an allocation schedule which is tied to salary grade and/or organizational level of a participant. No bonuses were granted under the Company's Executive Incentive Plan during 1999.

   The Company's Long-Term Incentive Plan provides long-term incentives to officers and employees based upon the overall performance of the Company over periods of three years as compared to other companies in the same industry. To date, no cash awards have been granted under the Long-Term Incentive Plan.

   Stock Options and Restricted Stock. In addition to salary and bonus, the Company has adopted the Stock Incentive Plan, which provides that the long-term compensation of officers and key employees be dependent upon the financial performance of the Company. Under the Stock Incentive Plan, officers and key employees are eligible to receive awards of stock options, stock appreciation rights and restricted stock. The number of stock options and shares of restricted stock granted to each executive officer is determined by a competitive compensation analysis and each individual's salary and responsibility. The Compensation Committee also considers the number and exercise price of options and shares of restricted stock granted to individuals in the past. All option grants have been made with an exercise price equal to the fair market value of Common Stock on the date of grant as required pursuant to the terms of the Company's Stock Incentive Plan.

CEO's Compensation

   Mr. Joklik was appointed President and Chief Executive Officer of the Company on November 1, 1995. Mr. Joklik's minimum annual base salary of $150,000 was established by the Compensation Committee, and approved by the Board of Directors. Mr. Joklik agreed to an initial salary which was below market due to the financial condition of the Company. Stock option awards to Mr. Joklik were based on his level of responsibility and experience.

   Mr. Joklik became Chairman of the Board of the Company on June 30, 1998. Concurrent with his appointment as Chairman of the Board, Mr. Joklik took a leave of absence from his position as President and Chief Executive Officer of the Company in order to fulfill his responsibilities to the Salt Lake Organizing Committee for the 2002 Olympic Winter Games. The Company did not pay a salary to Mr. Joklik during his leave of absence; however, Mr. Joklik received an annual fee of $20,000, payable quarterly, for his services as Chairman of the Board. Mr. Joklik also continued to participate in the Company's Stock Incentive Plan.

   During Mr. Joklik's leave of absence, the Board of Directors of the Company appointed Donald L. Babinchak to serve as the President and Chief Executive Officer of the Company, on an interim basis until Mr. Joklik's return or until his successor had been duly appointed and qualified. The Compensation Committee established an annual compensation rate of $150,000 for Mr. Babinchak. In determining Mr. Babinchak's compensation, the Compensation Committee considered the rate at which Mr. Joklik was compensated, prior to his leave of absence, as well as Mr. Babinchak's responsibilities as President and Chief Executive Officer of the Company. The Compensation Committee also authorized the grant of additional options covering 75,000 shares of Common Stock to Mr. Babinchak under the Company's Stock Incentive Plan.

   Mr. Joklik returned from leave of absence to his position as Chief Executive Officer during the second quarter of 1999. As Chief Executive Officer, Mr. Joklik's minimum annual base salary is $150,000, as originally established by the Board of Directors Compensation Committee and approved by the Board of Directors.

          Robert V. Hansberger (Chairman)
          James P. Miscoll
          Robert S. Shriver

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   The Compensation Committee consists of three non-employee Directors. Currently, the members of the Compensation Committee are Messrs. Hansberger (Chairman), Miscoll and Shriver. During the last fiscal year, no executive officer of the Company served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) or as a director of another entity, one of whose executive officers served as a member of the compensation committee or as a director of the Company.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   Three of the Directors of the Company are affiliated with Leucadia, which owns 72.6% of the outstanding shares of Common Stock: Mr. Cumming is Chairman of the Board and a principal shareholder of Leucadia; Mr. Steinberg is a Director, President and a principal shareholder of Leucadia; and Mr. Mara is Executive Vice President and Treasurer of Leucadia.

   In March 1998, the Company entered into a $20 million credit agreement (the "Credit Facility") with Leucadia. The Credit Facility may be terminated on December 15 of any year, provided Leucadia notifies the Company of such termination prior to September 15 of such year. The original expiration of the Credit Facility was December 15, 2000. The Credit Facility was amended, effective March 1, 2000, to increase the credit limit to $30 million and extend the expiration to December 15, 2001. At December 31, 1999, the Company had outstanding borrowings under the Credit Facility of $20 million. Loans outstanding under the Credit Facility bear interest equal to the prime rate, and interest is payable quarterly. In addition, the Company is required to pay a commitment fee to Leucadia equal to 0.375% per annum of the available balance under the Credit Facility, payable quarterly. Total interest and commitment fees paid by the Company to Leucadia during 1999 pursuant to the Credit Facility were $616,000.

   On September 1, 1999, the Company acquired the entire share capital and subordinated debt of Riomin Exploraciones S.A. from Rio Tinto plc. Subsequent to the acquisition, the name of Riomin Exploraciones, S.A. was changed to Cobre Las Cruces, S.A. ("Las Cruces"). The aggregate purchase price for the acquisition of Las Cruces was $42 million in cash. The Company obtained funding for the acquisition of Las Cruces through (i) borrowings of $20 million pursuant to the Credit Facility, (ii) the sale of 18,058,635 shares of its authorized but unissued shares of Common Stock to Leucadia for $15,806,723 and (iii) $6,193,277 from the Company's working capital. Pending regulatory approval of the acquisition of the 18,058,635 shares by Leucadia, Leucadia loaned to the Company $15,806,723 pursuant to a promissory note. This promissory note was repaid, including $129,966 in interest, on October 8, 1999, at the time regulatory approval was given and the sale of the 18,058,635 shares to Leucadia was completed.

                           COMPANY PERFORMANCE GRAPH

   Rules adopted by the Securities and Exchange Commission require that the Company include in this proxy statement a line-graph presentation comparing cumulative, five-year shareholder returns on an indexed basis with the Nasdaq Stock Index and either a nationally recognized industry standard or an index of peer companies selected by the Company. The Company chose a group of 7 mining and development companies as a peer group for purposes of this performance comparison. A list of these companies follows the graph set forth below. In 1994, the Company changed its fiscal year end to March 31. In 1996, the Company changed its fiscal year end to December 31. Accordingly, the period from December 31, 1994 to March 31, 1995 and the period from March 31, 1996 to December 31, 1996 reflect three and nine month periods, respectively.

                           TOTAL SHAREHOLDER RETURNS

                       [PERFORMANCE GRAPH APPEARS HERE]

                                MK Gold     Nasdaq      Peer
Measurement Period              Company     Index       Group
------------------              -------     -------     -------

Base Period - 12/31/94           100.00      100.00      100.00
Fiscal Year Ended 3/31/95         89.19      108.95      105.42
Fiscal Year Ended 3/31/96         44.59      147.95      124.32
Nine Months Ended 12/31/96        32.43      173.89      123.11
Fiscal Year Ended 12/31/97        32.43      213.07       66.69
Fiscal Year Ended 12/31/98        12.15      300.25       41.93
Fiscal Year Ended 12/31/99        20.28      542.43       27.20


Peer group includes: Agnico Eagle Mines Ltd.; Amax Gold Inc., Battle Mountain Gold Company; Camboir Inc., Bema Gold Corp., Glamis Gold Ltd.; and Greenstone Resources Ltd. Data for Amax Gold Inc., which was acquired by another company in 1998, is only included through December 31, 1997.


                         INDEPENDENT PUBLIC ACCOUNTANT

   The name of the principal accountant selected for the current year, and of the principal accountant for the previous fiscal year, is Deloitte & Touche LLP (the "Principal Accountant"). Representatives of the Principal Accountant are expected to be present at the Company's 2000 Annual Meeting of Stockholders, where they will have the opportunity to make a statement if they desire to do so, and where they are expected to be able to respond to appropriate questions.

                 STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

   Any proposal submitted by a stockholder for action at the Company's 2001 Annual Meeting of Stockholders must be submitted in a letter to the Secretary of the Company and received by the Company by December 29, 2000 in order for such proposal to be included in the Company's proxy statement and form of proxy relating to such meeting. The proposal must be in the form required by and subject to the other requirements of applicable rules of the Securities and Exchange Commission.

   The Executive Committee will consider nominees for the Board of Directors recommended by stockholders for the 2001 Annual Meeting if the following information concerning each nominee is disclosed in writing: name, age, business address, residence address, principal occupation or employment, class and number of shares of Common Stock which are beneficially owned by each nominee and other information relating to the nominee that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Exchange Act. The stockholder making the nomination must also disclose his name, address and the number of shares beneficially owned. All such recommendations must be submitted to the Company in a letter to the Secretary of the Company not less than 60 days prior to the 2001 Annual Meeting; provided, however, that in the event public announcement of the date of the annual meeting is not made at least 75 days prior to the date of the annual meeting, such recommendation by the stockholder must be received not later than 10 days following the day on which public announcement is first made of the date of the 2001 Annual Meeting.

                            SOLICITATION OF PROXIES

   The Company will bear the costs of soliciting proxies from its stockholders on behalf of the Board of Directors. In addition to the use of the mails, proxies may be solicited by the directors, officers, and employees of the Company by personal interview, telephone or telegram. Such directors, officers and employees will not be additionally compensated for such solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection therewith. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of Common Stock held of record by such persons, and the Company will reimburse such brokerage houses, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in connection therewith.

Dated:  April 28, 2000        BY ORDER OF THE BOARD OF DIRECTORS
                              John C. Farmer
                              Chief Financial Officer and Secretary

                                [FORM OF PROXY]

PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                      FOR ANNUAL MEETING OF STOCKHOLDERS
                          JUNE 7, 2000 AT 11:30 A.M.


                                MK GOLD COMPANY


     The undersigned stockholder of MK Gold Company hereby appoints Donald L. Babinchak and John C. Farmer and each of them, as attorneys and proxies, each with the power to act without the other and with power of substitution and revocation, and hereby authorizes them to represent the undersigned and vote, as designated on the other side, all shares of stock of MK Gold Company standing in the name of the undersigned with all powers that the undersigned would possess if present at the Annual Meeting of Stockholders of the Company to be held June 7, 2000 or any adjournments or postponements thereof.

     Receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement furnished herewith is hereby acknowledged.

       (Continued and to be marked, dated and signed on the other side)

--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE



                               Annual Meeting of
                                 Stockholders
                                MK GOLD COMPANY


                                 June 7, 2000
                                  11:30 a.m.
                               The Wyndham Hotel
                              215 W. South Temple
                             Salt Lake City, Utah

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE            Please mark
MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S).         your votes as
IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR             indicated in
PROPOSALS 1 AND 2.                                                this example X
                                                                               -


1.  ELECTION OF DIRECTORS                     (THE BOARD OF DIRECTORS RECOMMENDS
                                              A VOTE FOR THE NOMINEES LISTED
                                              BELOW)
FOR all nominees listed     WITHHOLD          NOMINEES: Robert V. Hansberger
to the right (except as     AUTHORITY                   and Robert S. Shriver
marked to the contrary      to vote for all
herein)                     nominees listed   (INSTRUCTION:  To withhold
                            to the right      authority to vote for any
                                              individual nominee, write that
        ___                     ___           nominee's name in the space
                                              provided below.)

                                              __________________________________
2.  PROPOSAL TO AMEND CERTIFICATE OF          (THE BOARD OF DIRECTORS RECOMMENDS
    INCORPORATION                             A VOTE FOR THE PROPOSAL TO AMEND
                                              THE CERTIFICATE OF INCORPORATION)

    FOR        AGAINST       ABSTAIN
    ___          ___           ___

3.  In their discretion the Proxies are       The signature should agree with
    authorized to vote upon such other        the name on your stock
    business as may properly come before the  certificate. When shares are held
    meeting or any adjournment thereof.       by joint tenants, both should
                                              sign. When signing as attorney,
                                              executor, administrator, trustee,
                                              or guardian, please give full
                                              title as such. If a corporation,
                                              please sign in full corporate name
                                              by president or other authorized
                                              officer. If a partnership, please
                                              sign in partnership name by
                                              authorized person.




                                              Dated:______________________, 2000

                                              __________________________________
                                                          (Signature)

                                              __________________________________
                                                  (Signature if held jointly)


   PLEASE SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE

________________________________________________________________________________
                             FOLD AND DETACH HERE


                               Admission Ticket

                               Annual Meeting of
                                 Stockholders
                                MK Gold Company


                                 June 7, 2000
                                  11:30 a.m.
                               The Wyndham Hotel
                              215 W. South Temple
                             Salt Lake City, Utah